EXHIBIT 10.2

TRANSFER AND CONTRIBUTION AGREEMENT

Dated as of December 31, 2015

among

VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO,

as Originators,

FIRST DATA CORPORATION,

as Servicer,

and

FIRST DATA RECEIVABLES, LLC,

as Company

CONTENTS

Clause	Subject Matter	Page

ARTICLE I
AGREEMENT TO CONTRIBUTE

SECTION 1.1	Agreement To Contribute	2

SECTION 1.2	Timing of Contributions	3

SECTION 1.3	Consideration for Contributions	3

SECTION 1.4	Contribution Termination Date	3

SECTION 1.5	Intention of the Parties	3

SECTION 1.6	Commencement Date	4

ARTICLE II
CONTRIBUTION REPORT

SECTION 2.1	Contribution Report	4

ARTICLE III
CONTRIBUTIONS AND CONSIDERATION

SECTION 3.1	Contribution of Receivables	5

SECTION 3.2	Settlement as to Specific Receivables and Dilution	5

ARTICLE IV
CONDITIONS OF CONTRIBUTIONS; ADDITIONAL ORIGINATORS

SECTION 4.1	Conditions Precedent to Initial Contribution	6

SECTION 4.2	Certification as to Representations and Warranties	7

SECTION 4.3	Additional Originators	8

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

SECTION 5.1	Existence and Power	8

SECTION 5.2	Power and Authority; Due Authorization	9

SECTION 5.3	No Conflict or Violation	9

SECTION 5.4	Governmental Approvals	9

SECTION 5.5	Valid Contribution	9

SECTION 5.6	Binding Obligations	9

SECTION 5.7	Accuracy of Information	10

SECTION 5.8	Litigation and Other Proceedings	10

SECTION 5.9	No Material Adverse Effect	10

SECTION 5.10	Offices; Legal Name	10

i

CONTENTS

Clause	Subject Matter	Page

SCHEDULES

Schedule I	List, Type and Location of Each Originator
Schedule II	Location of Books and Records of Originators
Schedule III	Trade Names
Schedule IV	Actions/Suits
Schedule V	Notice Addresses

EXHIBITS

Exhibit A	Form of Contribution Report
Exhibit B	Form of Joinder Agreement

This TRANSFER AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 31, 2015 is entered into among the VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (the “Originators,” and each an “Originator”), FIRST DATA CORPORATION, as initial Servicer (as defined below) (“First Data”), and FIRST DATA RECEIVABLES, LLC, a Delaware limited liability company (the “Company”).

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Article I of the Receivables Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among the Company, as Borrower, First Data, as initial Servicer (in such capacity, the “Servicer”), the Persons from time to time party thereto as Lenders and as Group Agents, and PNC Bank, National Association, as Administrative Agent.  All references hereto to months are to calendar months unless otherwise expressly indicated.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

BACKGROUND

1.                                      The Company is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by the Originators.

2.                                      The Originators generate Receivables in the ordinary course of their businesses.

3.                                      The Originators, in order to finance their respective businesses, wish to contribute and assign Receivables and the Related Rights to the Company, and the Company is willing to accept such Receivables and the Related Rights from the Originators, on the terms and subject to the conditions set forth herein.

4.                                      The Originators and the Company intend each such transaction to be an absolute contribution, assignment and conveyance of Receivables and the Related Rights by each Originator to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Originators and the Company do not intend the transactions hereunder to be characterized as a loan from the Company to any Originator.

5.                                      The Company intends to pledge the Receivables and the Related Rights to the Administrative Agent pursuant to the Receivables Financing Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Transfer and Contribution Agreement

ARTICLE I
AGREEMENT TO CONTRIBUTE

SECTION 1.1                     Agreement To Contribute.  On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to contribute, transfer, assign, set over and otherwise convey to the Company, from time to time on or after the Commencement Date, or with respect to any Originator that first becomes a party hereto after the date hereof, commencing on such date as mutually agreed by the parties, but before the Contribution Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:

(a)                                 each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below);

(b)                                 each Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Contribution Termination Date;

(c)                                  all of such Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(d)                                 all instruments and chattel paper that may evidence such Receivable;

(e)                                  all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(f)                                   all of such Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(g)                                  all books and records of such Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Lock-Box Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);

(h)                                 all rights to set-off (whether contractual or otherwise) against a Settlement Account or any other account in payment of such Receivable; and

(i)                                     all Collections and other proceeds (as defined in the UCC) of any of the foregoing that are or were received by such Originator on or after the Cut-Off Date, including, without limitation, all funds which either are received by such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Company or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).

All contributions and assignments hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement.  No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed.  The property, proceeds and rights described in clauses (c) through (i) above are herein referred to as the “Related Rights,” and the Company’s foregoing commitment to contribute and assign Receivables and Related Rights is herein called the “Facility.”

As used herein, “Cut-Off Date” means (a) with respect to each Originator party hereto on the date hereof, January 1, 2016 and (b) with respect to any Originator that first becomes a party hereto after the date hereof, the calendar day prior to the date on which such Originator becomes a party hereto or such other date as the Company and such Originator agree to in writing.

SECTION 1.2                     Timing of Contributions.

(a)                                 Commencement Date Contributions.  Effective on the Commencement Date, each Originator party hereto on the date hereof shall, and hereby does, contribute, transfer, assign, set over and otherwise convey to the Company, such Originator’s entire right, title and interest in, to and under (i) each Receivable that existed and was owing to such Originator at the Cut-Off Date, (ii) each Receivable generated by such Originator from and including the Cut-Off Date, to and including the Commencement Date and (iii) all Related Rights with respect thereto.

(b)                                 Subsequent Contributions.  After the Commencement Date until the Contribution Termination Date, each Receivable and the Related Rights generated by each Originator shall be, and shall be deemed to have been, contributed, transferred, assigned, set over and otherwise conveyed by such Originator to the Company immediately (and without further action) upon the creation of such Receivable.

SECTION 1.3                     Consideration for Contributions.  On the terms and subject to the conditions set forth in this Agreement, the Company agrees to reflect all capital contributions in accordance with Article III.

SECTION 1.4                     Contribution Termination Date.  The “Contribution Termination Date” shall be the earlier to occur of (a) the date the Facility is terminated pursuant to Section 8.2(a), (b) the date of the occurrence of the Contribution Termination Event set forth in Section 8.1(f) and (c) the Final Payout Date.

SECTION 1.5                     Intention of the Parties.  It is the express intent of each Originator and the Company that each contribution, assignment and conveyance by such Originator to the Company pursuant to this Agreement of the Receivables, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be construed as a valid and perfected absolute contribution, assignment and conveyance (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Company (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights contributed, assigned and conveyed to the Company be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator.  However, if, contrary to the mutual intent of the parties, any contribution, assignment and conveyance of Receivables, including without limitation any Receivables constituting general intangibles as defined in the UCC, and all Related Rights is not construed to be both a valid and perfected absolute contribution, assignment and conveyance of such Receivables and Related Rights, and a contribution, assignment and conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Company that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) such Originator shall be deemed to have granted to the Company as of the date of this Agreement, and such Originator hereby grants to the Company a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created by such Originator transferred or purported to be transferred hereunder, (B) all monies due or to become due and all amounts received with respect thereto and (C) all books and records of such Originator to the extent related to any of the foregoing.

SECTION 1.6                     Commencement Date.  Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, no Originator shall contribute, transfer, assign, set over and otherwise convey to the Company, any Receivables or Related Rights with respect thereto pursuant to this Agreement until the date agreed to in writing by the Originators and the Company (such date, the “Commencement Date”). Each Originator and the Company will notify the Administrative Agent in writing on or prior to the Commencement Date of the agreement as to the Commencement Date.

ARTICLE II
CONTRIBUTION REPORT

SECTION 2.1                     Contribution Report.  On the Commencement Date and on each date when an Information Package is due to be delivered under the Receivables Financing Agreement (each such date, a “Monthly Contribution Report Date”), the Servicer shall deliver to the Company, the Administrative Agent and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Contribution Report”) setting forth, among other things:

(a)                                 Receivables contributed to the capital of the Company by each Originator, on the Commencement Date (in the case of the Contribution Report to be delivered on the Commencement Date); and

(b)                                 Receivables contributed to the capital of the Company by each Originator, during the calendar month immediately preceding such Monthly Contribution Report Date (in the case of each subsequent Contribution Report).

ARTICLE III
CONTRIBUTIONS AND CONSIDERATION

SECTION 3.1                     Contribution of Receivables.

(a)                                 Each Receivable and the Related Rights with respect thereto contributed, transferred, assigned, set over and otherwise conveyed by an Originator to the Company pursuant to this Agreement, shall be deemed to have been transferred by such Originator to the Company as a capital contribution in return for an increase in the value of such Originator’s membership interest in the Company.

(b)                                 For purposes of the books and records of each Originator and the Company, including the capital account of the Company, each such Receivable and the Related Rights with respect thereto contributed by an Originator to the Company shall be deemed to be a capital contribution by such Originator to the Company in an amount (the “Contribution Amount”) equal to the Outstanding Balance of such Receivable as of the date of such contribution.

(c)                                  Each Originator and the Company shall record on its respective books and records, including capital accounts, on or before each Monthly Contribution Report Date, any capital contributions made by such Originator during each calendar month immediately preceding such Contribution Report Date.

SECTION 3.2                     Settlement as to Specific Receivables and Dilution.

(a)                                 If, (i) on the day of contribution of any Receivable by an Originator hereunder, any of the representations or warranties set forth in Sections 5.5, 5.12, 5.20, 5.22, 5.23 or 5.27 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.5, 5.12, 5.20, 5.22, 5.23 or 5.27 is no longer true with respect to such Receivable, then the Contribution Amount for such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of the Outstanding Balance of such Receivable, pursuant to Section 4.01 of the Receivables Financing Agreement, the Company promptly shall deliver such funds to such Originator.

(b)                                 If, on any day, the Outstanding Balance of any Receivable contributed or assigned hereunder is either (i) reduced or canceled as a result of (A) any defective, rejected or returned goods or services, any cash or other discount, or any failure by an Originator to deliver any goods or perform any services or otherwise perform under the underlying Contract or invoice, (B) any change in or cancellation of any of the terms of such Contract or invoice or any other adjustment by an Originator, the Servicer or the Company which reduces the amount payable by the Obligor on the related Receivable, (C) any rebates, warranties, allowances or charge-backs or (D) any setoff or credit in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof), then the Contribution Amount with respect to such Receivable shall be reduced by the amount of such net reduction or dispute and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of such Receivable, pursuant to Section 4.01 of the Receivables Financing Agreement, in an amount greater than the Outstanding Balance, as reduced by such net reduction or disputed amount, the Company promptly shall deliver such funds to such Originator.

(c)                                  Any reduction in the Contribution Amount of any Receivable pursuant to clause (a) or (b) above shall be accounted for as a reduction in the amount of the capital contribution by such Originator to the Company; provided, however, at any time (x) an Event of Default or an Unmatured Event of Default exists under the Receivables Financing Agreement or (y) the Contribution Termination Date has occurred, such Originator shall pay, the amount of any such reduction to the Company in cash by deposit of immediately available funds into a Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

ARTICLE IV
CONDITIONS OF CONTRIBUTIONS; ADDITIONAL ORIGINATORS

SECTION 4.1                     Conditions Precedent to Initial Contribution.  The initial contribution hereunder is subject to the condition precedent that the Company, the Administrative Agent (as the Company’s assignee) and each Group Agent shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Company and the Administrative Agent (as the Company’s assignee) and each Group Agent:

(a)                                 a copy of the resolutions or unanimous written consent of the board of directors or other governing body of each Originator, approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b)                                 good standing certificates for each Originator issued as of a recent date acceptable to the Company and the Administrative Agent (as the Company’s assignee) by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization or formation;

(c)                                  a certificate of the Secretary or Assistant Secretary of each Originator, certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Company, the Administrative Agent (as the Company’s assignee) and each Group Agent may conclusively rely until such time as the Servicer, the

Company, the Administrative Agent (as the Company’s assignee) and each Group Agent shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d)                                 the certificate or articles of incorporation or other organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization as of a recent date acceptable to the Company and the Administrative Agent (as the Company’s assignee), together with a copy of the by-laws or other governing documents of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary, or an Assistant Secretary of such Originator;

(e)                                  proper financing statements (Form UCC-1) that have been duly authorized and name each Originator as the debtor/seller and the Company as the Company/assignor (and the Administrative Agent, for the benefit of the Secured Parties, as secured party/assignee) of the Receivables generated by such Originator as may be necessary under the UCC of all appropriate jurisdictions to perfect the Company’s ownership or security interest in such Receivables and that portion of the Related Rights in which an ownership or security interest may be perfected by the filing of a financing statement under the UCC;

(f)                                   a written search report from a Person satisfactory to the Company and the Administrative Agent (as the Company’s assignee) listing all effective financing statements that name the Originators as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, prior to the date hereof), shall cover any Receivable or any Related Rights which are to be contributed to the Company hereunder), and tax and judgment lien search reports (including, without limitation, liens of the PBGC) from a Person satisfactory to the Company and the Administrative Agent (as the Company’s assignee) showing no evidence of such liens filed against any Originator;

(g)                                  copies of proper financing statements (form UCC-3) (including termination statements) and release documentation each in form and substance reasonably satisfactory to the Administrative Agent with respect to any financing statement included in the search report described in clause (f) above, to the extent that any such financing statement set forth therein covers any Receivables or Related Rights;

(h)                                 favorable opinions of counsel to the Originators, in form and substance satisfactory to the Company, the Administrative Agent and each Group Agent; and

(i)                                     evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company and the Administrative Agent’s (as the Company’s assignee) satisfaction.

SECTION 4.2  Certification as to Representations and Warranties.  Each Originator, as of the date of each contribution made by such Originator hereunder, shall be deemed to have certified that the representations and warranties of such Originator contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date).

SECTION 4.3  Additional Originators.  Additional Persons may be added as Originators hereunder, with the prior written consent of the Company, the Administrative Agent and each Group Agent (which consents may be granted or withheld in their sole discretion); provided, that the following conditions are satisfied or waived in writing by the Administrative Agent and each Group Agent on or before the date of such addition:

(a)                       the Servicer shall have given the Company, the Administrative Agent and each Group Agent at least thirty days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Company, the Administrative Agent or any Group Agent may reasonably request;

(b)                      such proposed additional Originator shall have executed and delivered to the Company, the Administrative Agent and each Group Agent an agreement substantially in the form attached hereto as Exhibit B (a “Joinder Agreement”);

(c)                       such proposed additional Originator shall have delivered to the Company, the Administrative Agent (as the Company’s assignee) and each Group Agent each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance satisfactory to the Company, the Administrative Agent (as the Company’s assignee) and each Group Agent;

(d)                      no Contribution Termination Event or Unmatured Contribution Termination Event shall have occurred and be continuing; and

(e)                       no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

In order to induce the Company to enter into this Agreement and to accept contributions hereunder, each Originator (and solely with respect to Section 5.32, the Company) hereby makes the representations and warranties set forth in this Article V:

SECTION 5.1  Existence and Power.  Such Originator (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iii) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2  Power and Authority; Due Authorization.   Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Receivables and the Related Rights to the Company on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

SECTION 5.3  No Conflict or Violation.  The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any material indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which such Originator is a party or by which it or a material portion of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law.

SECTION 5.4  Governmental Approvals.  Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Originator in connection with the grant of a security interest in the Receivables and the Related Rights to the Company hereunder or the due execution, delivery and performance by such Originator of this Agreement or any other Transaction Document to which it is a party, and the consummation by such Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

SECTION 5.5  Valid Contribution.  Each contribution, assignment and conveyance of Receivables and the Related Rights made by such Originator pursuant to this Agreement shall constitute a valid contribution, assignment and conveyance of Receivables and Related Rights to the Company, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.6  Binding Obligations.  This Agreement and each of the other Transaction Documents to which it is a party constitute legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.7  Accuracy of Information.  All certificates, reports, statements, documents and other information furnished in writing to the Company, the Administrative Agent or any other Credit Party by or on behalf of such Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Company, the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact.

SECTION 5.8  Litigation and Other Proceedings.  Except as set forth on Schedule IV, (i)  there is no action, suit, proceeding or investigation pending or, to the best knowledge of such Originator, threatened, against such Originator before any Governmental Authority and (ii) such Originator is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Receivable or Related Right by such Originator to the Company, the ownership or acquisition by the Company of any Receivables or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

SECTION 5.9  No Material Adverse Effect.  Since December 31, 2014, there has been no Material Adverse Effect with respect to such Originator.

SECTION 5.10  Offices; Legal Name.  Except as described in Schedule III, such Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto.  Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I).  The office(s) where such Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.

SECTION 5.11  Margin Regulations.  Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of

Governors of the Federal Reserve System), and no payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

SECTION 5.12  Eligible Receivables.  Except as otherwise set forth on the related Contribution Report, each Receivable contributed, transferred or assigned hereunder is an Eligible Receivable on the date of contribution, transfer or assignment.

SECTION 5.13  Credit and Collection Policy.  Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable contributed or assigned by it hereunder and each related Contract.

SECTION 5.14  Investment Company Act.  Such Originator is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act.

SECTION 5.15  Anti-Money Laundering/International Trade Law Compliance.  Such Originator is not a Sanctioned Person.  Such Originator, and to the knowledge of such Originator, each other Covered Entity, is in compliance in all material respects with applicable Anti-Terrorism Laws.

SECTION 5.16  Financial Condition.

(a)                      The audited consolidated balance sheet of First Data and its consolidated Subsidiaries as of December 31, 2014, the related audited consolidated statement of operations for the fiscal year then ended and the related audited consolidated statement of equity for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and each Group Agent, present fairly in all material respects the consolidated financial position of First Data and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied except as noted therein.

(b)                      On the date hereof, and on the date of each contribution hereunder (both before and after giving effect to such contribution), such Originator is, and will be on such date, Solvent and no Insolvency Proceeding with respect to such Originator is, or will be on such date, pending or threatened.

SECTION 5.17  Taxes.  Such Originator has (i) timely filed all tax returns (federal, state, foreign and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and governmental charges, other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, except to the extent that the failure to file or pay could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.18  ERISA.

(a)                      Each of First Data and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Pension Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.  No Reportable Event has occurred during the past five years other than a Reportable Event that would not reasonably be expected to have a Material Adverse Effect.  The excess of the present value of all benefit liabilities under each Pension Plan of First Data and the ERISA Affiliates (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to such Pension Plan), over the value of the assets of such Pension Plan, determined as of the most recent annual valuation date applicable thereto for which a valuation has been completed, would not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Pension Plans (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to each such Pension Plan), over the value of the assets of all such underfunded Pension Plans, determined as of the most recent annual valuation dates applicable thereto for which valuations have been completed, would not reasonably be expected to have a Material Adverse Effect.  None of First Data or the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or would reasonably be expected to have, through increases in the contributions required to be made to such Pension Plan or otherwise, a Material Adverse Effect.

(b)                      Each of First Data and the ERISA Affiliates is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.19  Bulk Sales.  No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

SECTION 5.20  No Fraudulent Conveyance.  No contribution, assignment or conveyance hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

SECTION 5.21  [Reserved].

SECTION 5.22  Good Title Perfection.  Immediately preceding its contribution and assignment of each Receivable hereunder, such Originator was the owner of such Receivable contributed and assigned or purported to be contributed or assigned, free and clear of any Adverse Claims, and each such contribution and assignment hereunder constitutes a valid contribution, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables contributed by it, free and clear of any Adverse Claims.  On or before the date hereof and before the generation by such Originator of any new Receivable to be contributed, assigned or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Company’s ownership interest in Receivables to be contributed, assigned or otherwise conveyed hereunder against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.  Upon the creation of each new Receivable contributed, assigned or otherwise conveyed or purported to be conveyed hereunder and on Commencement Date, for then existing Receivables, the Company shall have a valid and perfected first priority ownership or security interest in each Receivable contributed and assigned to it hereunder, free and clear of any Adverse Claim.

SECTION 5.23  Perfection Representations.

(a)                        This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Originator’s right, title and interest in, to and under the Receivables and the Related Rights which (i) security interest has been perfected (in the case of the Related Rights, in only that portion of the Related Rights in which an ownership or security interest may be perfected by the filing of a financing statement under the UCC) and is enforceable against creditors of and purchasers from such Originator and (ii) will be free of all Adverse Claims.

(b)                        The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(c)                         Prior to their contribution to Company pursuant to this Agreement, such Originator owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim of any Person.

(d)                        All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the contribution and assignment of the Receivables and Related Rights in which a security interest may be perfected by the filing of a financing statement under the UCC from each Originator to the Company pursuant to this Agreement.

(e)                         Other than the ownership or security interest granted to the Company pursuant to this Agreement, such Originator has not pledged, assigned, sold, contributed, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents.  Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights.  Such Originator is not aware of any judgment lien, ERISA lien or tax lien filings against such Originator.

(f)                          Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.23 shall be continuing and remain in full force and effect until the Final Payout Date.

SECTION 5.24  Reliance on Separate Legal Identity.  Such Originator acknowledges that each of the Lenders, the Group Agents and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Company’s identity as a legal entity separate from such Originator.

SECTION 5.25  Opinions.  The facts regarding such Originator, the Receivables contributed by it hereunder, the Related Security and the related matters set forth or assumed in each of the true contribution and non-consolidation opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

SECTION 5.26  [Reserved].

SECTION 5.27  Nature of Pool Receivables.  All Pool Receivables:  (i)  were contributed to Company for fair consideration and reasonably equivalent value and (ii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.  The contribution of Pool Receivables would constitute a “current transaction” for purposes of Section 3(a)(3) of the Securities Act.

SECTION 5.28  Compliance with Applicable Laws.  Each Originator is in compliance with the requirements of all laws, rules and regulations applicable to its property or business operations, except in such instance where any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.29  Servicing Programs.  No material license or approval is required for Servicer or Company’s use of any software or other computer program used by such Originator in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

SECTION 5.30  Adverse Change in Receivables.  Since December 31, 2014, there has been no material adverse change in either the collectibility or the payment history of the Receivables originated by such Originator.

SECTION 5.31  Member of the Company.  Each Originator is a member of the Company and has maintained books and records necessary to identify and track the capital contributions made by such Originator to the Company along with each distribution or adjustment of such Originator’s capital in the Company on a monthly.

SECTION 5.32  Solvency.  After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Company is Solvent and no Insolvency Proceeding with respect to the Company is, or will be on such date, pending or threatened.

SECTION 5.33  Other Transaction Documents.  Each representation and warranty made by such Originator under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

SECTION 5.34  Compliance with Transaction Documents.  Each Originator has complied in all material respects with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.

SECTION 5.35  Reaffirmation of Representations and Warranties by each Originator.  On each day that a new Receivable is created, and when contributed to the Company hereunder, such Originator shall be deemed to have certified that all representations and warranties set forth in this Article V are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)).

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Article shall remain in full force and effect until the Final Payout Date.

ARTICLE VI
COVENANTS OF THE ORIGINATORS

SECTION 6.1  Covenants.  From the date hereof until the Final Payout Date, each Originator will, unless the Administrative Agent and the Company shall otherwise consent in writing, perform the following covenants:

(a)                      Existence.  Such Originator shall remain duly organized and validly existing in good standing under the laws of its State of organization, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Receivables and Related Rights.

(b)                      Financial Reporting.  Each Originator will maintain, or cause to be maintained, a system of accounting established and administered in accordance with GAAP, and each Originator shall furnish to the Company, the Administrative Agent and each Group Agent such information as the Company, the Administrative Agent or any Group Agent may from time to time reasonably request relating to such system.

(c)                       Notices.  Such Originator will notify the Company, Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than five (5) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)                                     Notice of Contribution Termination Event, Unmatured Contribution Termination Event, Event of Default or Unmatured Event of Default.  A statement of a Financial Officer of such Originator setting forth the nature and period of existence of any Contribution Termination Event, Unmatured Contribution Termination Event, Event of Default or Unmatured Event of Default

that has occurred and is continuing and the action that such Originator proposes to take with respect thereto.

(ii)                                  Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding with respect to such Originator, the Company, the Servicer, the Performance Guarantor, or any other Originator, that with respect to any Person other than the Company, could reasonably be expected to have a Material Adverse Effect.

(iii)                               Adverse Claim.  (A) Any Person shall obtain an Adverse Claim upon Receivables or Related Rights or any portion thereof, (B) any Person other than the Company, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Lock-Box Account (or related Lock-Box), or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(iv)                              Name Changes.  Any change in such Originator’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements filed against such Originator.

(v)                                 Change in Accounting Policy.  Any material change to the manner in which such Originator accounts for the contribution of Receivables hereunder.

(d)                      Conduct of Business; Preservation of Existence.  Each Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or other fields complimentary or ancillary thereto and will do all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business in each jurisdiction in which its business is conducted, licenses, patents, trademarks, copyrights and other proprietary rights.

(e)                       Compliance with Laws.  Each Originator will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f)                        Furnishing of Information and Inspection of Receivables.  Each Originator will furnish or cause to be furnished to the Company, the Administrative Agent and each Group Agent, from time to time, such information with respect to the Pool Receivables as the Company, the Administrative Agent or any Group Agent may reasonably request.  Each Originator will, at such Originator’s expense, during regular business hours upon reasonable prior written notice, (i) permit the Company, the Administrative Agent and/or any Group Agent or their agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of such Originator for the purpose of examining such books and records, and (C) discuss matters relating to the Pool Receivables, other Collateral or such Originator’s performance under hereunder or under the Transaction Documents to which it is a party with any of the officers, directors or employees of such Originator and its independent accountants, in each case, having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon reasonable prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Receivables and other Collateral; provided, that unless an Event of Default has occurred and is continuing, the Originators, the Borrower and the Servicer shall be required to reimburse the Company, the Administrative Agent and Group Agents, together, for only one (1) combined audit of the Originators pursuant to this Section 6.1(f), of the Borrower pursuant to Section 8.01(g) of the Receivables Financing Agreement and of the Servicer pursuant to Section 8.02(e) of the Receivables Financing Agreement by the Company, the Administrative Agent and the Group Agents in any twelve-month period.

(g)                       Payments on Receivables, Lock-Box Accounts.  Each Originator will, at all times, instruct all Obligors to deliver payments on the Pool Receivables, free and clear of and without deduction for any taxes, to a Lock-Box Account or a Lock-Box.  Each Originator will, at all times, maintain or cause to be maintained such books and records necessary to identify Collections received from time to time on Receivables and to segregate such Collections from other property of the Servicer and the Originators.  If any payments on the Pool Receivables or other Collections are received by an Originator, the Company or the Servicer, it shall hold (or cause such Originator, the Company or the Servicer to hold) such payments in trust for the benefit of the Company (and the Administrative Agent and the other Secured Parties as the Company’s assignees) and promptly (but in any event within two (2) Business Days after becoming aware of such receipt) remit such funds into a Lock-Box Account.  Such Originator will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement.  Such Originator shall use commercially reasonable efforts to ensure that no funds other than Collections on Receivables and other Collateral are deposited into any Lock-Box Account.  If other funds are nevertheless deposited into any Lock-Box Account, the Originators will cause the Servicer to within two (2) Business Days identify and transfer such funds out of the Lock-Box Account to the appropriate Person entitled to such funds.  The Originators will not, and subject to Section 4.01(a) of the Receivables Financing Agreement, will not permit any other Person, to commingle Collections with any other funds.  Such Originator shall only add (or permit the Servicer to add)  a Lock-Box Account (or a related Lock-Box) or a Lock-Box Bank to those listed on Schedule II to the Receivables Financing Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement (or an amendment thereto) in form and substance reasonably acceptable to the Administrative Agent from the applicable Lock-Box Bank.  Such Originator shall only terminate (or permit the Servicer to terminate) a Lock-Box Bank or close a Lock-Box Account (or a related Lock-Box), in each case, with the prior written consent of the Administrative Agent.

(h)                      Sales, Liens, etc.  Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or other Related Rights.

(i)                          Compliance with Contracts.  Each Originator shall at its expense, comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables.

(j)                         Fundamental Changes.  Each Originator shall not make any change in such Originator’s name, location or making any other change in such Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Receivables Financing Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless (A) the Company, the Administrative Agent and each Group Agent have received 30 days’ prior notice thereof, (B)  received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Company or the Administrative Agent shall reasonably request and (C) been reasonably satisfied that all other action to perfect and protect the interests of the Company and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be contributed by it hereunder and other Related Rights, as reasonably requested by the Company or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(k)                      Change in Credit and Collection Policy.  No Originator will make, or direct the Servicer to make, any change in the Credit and Collection Policy that would be reasonably expected to either (x) have a material adverse effect on the collectability of the Pool Receivables or (y) have a Borrower Material Adverse Effect or a Material Adverse Effect, in each case, without the prior written consent of the Administrative Agent and the Majority Group Agents.  Promptly following any material change in the Credit and Collection Policy, the Originator will deliver a copy of the updated Credit and Collection Policy to the Company and the Administrative Agent (for itself and on behalf of each Lender).

(l)                          Books and Records.  Each Originator will maintain and implement or cause to be maintained and implemented administrative and operating procedures (including (i) an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collections on, Excluded Receivables), and keep and maintain or cause to be kept and maintained all documents, books, records, computer tapes and disks and other information reasonably necessary for the collection of all Pool Receivables and the identification and reporting of all Excluded Receivables (including records adequate to permit the daily identification of the Pool Receivables, the Excluded Receivables and all Collections of and adjustments to the Pool Receivables and Excluded Receivables).

(m)                  Security Interest, Etc.  Each Originator shall (and shall cause the Servicer to), at its expense, take all action necessary to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables and that portion of the Related Rights in which an ownership or security interest may be created under the UCC with respect thereto, and a first priority perfected security interest in (i) the Pool Receivables and (ii) that portion of the Collateral in which a security interest may be perfected by the filing of a financing statement under the UCC, in each case free and clear of any Adverse Claim, in favor of the Company (and the Administrative Agent (on behalf of the Secured Parties), as the Company’s assignee), including taking such action to perfect, protect or more fully evidence the interest of the Company (and the Administrative Agent (on behalf of the Secured Parties), as the Company’s assignee) as the Company, the Administrative Agent or any Group Agent may reasonably request.  In order to evidence the security interests of the Administrative Agent under this Agreement, such Originator shall, from time to time take such action, or execute (if necessary) and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables and that portion of the Related Rights in which a security interest may be perfected by the filing of a financing statement under the UCC.  Such Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest.  No Originator shall file a termination, partial termination, release, partial release, or any amendment to a financing statement filed in connection with the Transaction Documents that deletes the name of a debtor, terminates such financing statement or excludes any collateral, without the prior written consent of the Administrative Agent.

(n)                      Further Assurances.  Each Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or that the Company or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the contributions made hereunder or under the Receivables Financing Agreement and/or security interest granted pursuant to the Receivables Financing Agreement or any other Transaction Document, or to enable the Company or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies hereunder, under the Receivables Financing Agreement or under any other Transaction Document.  Without limiting the foregoing, such Originator hereby authorizes, and will, upon the request of the Company or the Administrative Agent, at such Originator’s own expense, file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or that the Company or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(o)                      Transaction Information.  None of the Originators or any third party with which an Originator has contracted, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.

(p)                      Mergers, Acquisitions, Sales, etc. No Originator shall (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Company, the Administrative Agent and each Group Agent have each (A) received 30 days’ prior notice thereof, (B)  received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the

Company or the Administrative Agent shall reasonably request and (C) been reasonably satisfied that all other action to perfect and protect the interests of the Company and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be contributed by it hereunder and that portion of the Related Rights in which a security interest may be perfected by the filing of a financing statement under the UCC, as reasonably requested by the Company or the Administrative Agent, shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets (other than as permitted by, and pursuant to, the Borrower’s Limited Liability Company Agreement and this Agreement) or (B) any Receivables or any interest therein (in each case, other than pursuant to this Agreement).

(q)                      Frequency of Billing.  Each Originator shall prepare and deliver (or cause to be prepared and delivered) invoices with respect to all its Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contracts related to such Receivables.

(r)                         Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper.  No Originator shall take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Company and the Administrative Agent.

(s)                        Anti-Money Laundering/International Trade Law Compliance.  Such Originator will not become a Sanctioned Person.  Such Originator will maintain policies and procedures reasonably designed to ensure compliance with Anti-Terrorism Laws.

(t)                         Legend.  On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Pool Receivables and Contracts with a legend, acceptable to the Company and the Administrative Agent, evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of the Originators or Servicer shall change or remove such notation without the consent of the Company and the Administrative Agent.

(u)                      Company’s Tax Status.  No Originator shall take or cause any action to be taken that could result in the Company becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

SECTION 6.2  Separateness Covenants.  Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from such Originator and its Affiliates.  Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person.  Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

(a)                      such Originator shall not be involved in the day to day management of the Company;

(b)                      such Originator shall maintain separate records and books of account from the Company and otherwise will observe corporate formalities and have a separate area from the Company for its business (which may be located at the same address as the Company, and, to the extent that it and the Company have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

(c)                       the financial statements and books and records of such Originator prepared after the date of creation of the Company shall reflect the separate existence of the Company; provided, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Company; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that (i) the Company’s assets are not available to satisfy the obligations of such Affiliate, (ii) the Company is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Company’s assets prior to any assets or value in the Company becoming available to the Company’s equity holders and (iii) the assets of the Company are not available to pay the creditors of the Servicer, First Data, the Performance Guarantor, the Originators or any Affiliate thereof;

(d)                      except as permitted by the Receivables Financing Agreement, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Company and (ii) the Company’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Company;

(e)                       such Originator shall not act as an agent for the Company (except in the capacity of Servicer or a Sub-Servicer);

(f)                        such Originator shall not conduct any of the business of the Company in its own name (except in the capacity of Servicer or a Sub-Servicer);

(g)                       except as provided in Section 9.1(o), such Originator shall not pay any liabilities of the Company out of its own funds or assets;

(h)                      such Originator shall maintain an arm’s-length relationship with the Company;

(i)                          such Originator shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;

(j)                         such Originator shall not acquire obligations of the Company;

(k)                      such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;

(l)                          such Originator shall identify and hold itself out as a separate and distinct entity from the Company;

(m)                  such Originator shall correct any known misunderstanding respecting its separate identity from the Company;

(n)                      such Originator shall not enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party (the parties hereto agree that this Agreement satisfies that standard); and

(o)                      such Originator shall not pay the salaries of the Company’s employees, if any.

ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES

SECTION 7.1  Rights of the Company.   Each Originator hereby authorizes the Company, the Servicer or their respective designees or assignees under the Receivables Financing Agreement (including, without limitation, the Administrative Agent) to take any and all steps in such Originator’s name necessary, in their respective determination, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent shall not take any of the foregoing actions unless an Event of Default has occurred and is continuing.

SECTION 7.2  Responsibilities of the Originators.  Each Originator agrees, that anything herein to the contrary notwithstanding:

(a)                      it shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(b)                      none of the Company, the Servicer, the Lenders, the Group Agents or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Lenders, the Group Agents or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.

(c)                       it hereby grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Company (whether or not from such Originator) in connection with any Pool Receivable or Related Right contributed or otherwise conveyed or purported to be conveyed by it hereunder.

SECTION 7.3  Further Action Evidencing Contributions.  Each Originator agrees that from time to time, at its expense, it will promptly execute (if applicable) and deliver all further instruments and documents, and take all further action that the Company, the Servicer, the Administrative Agent or any Group Agent may reasonably request in order to perfect, protect or more fully evidence the Pool Receivables and that portion of the Related Rights in which a security interest may be perfected by the filing of a financing statement under the UCC, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document.  Without limiting the generality of the foregoing, upon the request of the Company, the Administrative Agent or any Group Agent, such Originator will authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary.

Each Originator hereby authorizes the Company or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and Related Rights contributed or otherwise conveyed or purported to be conveyed by it hereunder and now existing or hereafter generated by such Originator.  If any Originator fails to perform any of its agreements or obligations under this Section 7.3, the Company or its designee or assignee (including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4  Application of Collections.  Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by Applicable Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.

SECTION 7.5  Performance of Obligations.  Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Company or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Receivables generated by such Originator and their creation and satisfaction.

ARTICLE VIII
CONTRIBUTION TERMINATION EVENTS

SECTION 8.1  Contribution Termination Events.  Each of the following events or occurrences described in this Section 8.1 shall constitute a “Contribution Termination Event” (each event which with notice or the passage of time or both would become a Contribution Termination Event being referred to herein as an “Unmatured Contribution Termination Event”):

(a)                      the Termination Date shall have occurred;

(b)                      any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days;

(c)                       any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, that no breach of a representation or warranty set forth in Sections 5.5, 5.12, 5.20, 5.22, 5.25 or 5.27 shall constitute a Contribution Termination Event pursuant to this clause (c) if credit has been given for a reduction of the Contribution Amount or the applicable Originator has made a cash payment to the Company, in any case, as required pursuant to Section 3.2(c) with respect to such breach;

(d)                      any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue unremedied for ten (10) Business Days after the such Originator has knowledge or receives written notice thereof;

(e)                       (i) any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or (ii) any Insolvency Proceeding shall be instituted by or against any Originator and, in the case of any such proceeding instituted against any Originator (but not instituted by such Person), either such proceeding is not controverted within thirty (30) days after commencement of such proceeding or not dismissed within sixty (60) days after commencement of such proceeding, or any of the actions sought in such proceeding (including the entry of an order for relief against it or for any substantial part of its property) shall occur; or (iii) any Originator shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph; or (iv) any Originator suffers any appointment of any custodian receiver, receiver manager, trustee, administrator or the like for it or any substantial part of its property, and such appointment continues undischarged or unstayed for a period of sixty (60) days; or

(f)                        First Data or Credit Suisse, Cayman Islands Branch, as collateral agent under the Credit Agreement (or any successor collateral agent), notifies the Administrative Agent in writing (i) that First Data did not deliver the certificate required by Section 9.1(d) of the Credit Agreement with an appropriately authorized certification certifying to the effect that all contributions, transfers, assignments, set over or other conveyances under Section 1.2(b) that were consummated prior to the date of such certificate were consummated in compliance with the Credit Agreement and specifying the then remaining availability under Section 10.5(i) of the Credit Agreement (such certifications, the “Required Certifications”) or is unable to make the certifications required to be made in the Required Certification or (ii) that First Data has delivered to such collateral agent a notice describing any contributions, transfers, assignments, set over or other conveyances under Section 1.2(b) that were not permitted by, and in compliance with, the Credit Agreement.

SECTION 8.2  Remedies.

(a)                      Optional Termination.  Upon the occurrence and during the continuation of a Contribution Termination Event, the Company (and not the Servicer), with the prior written consent of the Administrative Agent shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Group Agents), to declare the Facility terminated.

(b)                      Remedies Cumulative.  Upon any termination of the Facility pursuant to Section 8.2(a), the Company (and the Administrative Agent as Company’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.

ARTICLE IX
INDEMNIFICATION

SECTION 9.1  Indemnities by the Originators.  Without limiting any other rights that the Company may have hereunder or under Applicable Law, each Originator hereby agrees to indemnify the Company, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent, each Lender and each Group Agent (each of the foregoing Persons being individually called a “Contribution Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related reasonable costs and expenses (including Attorney Costs) (all of the foregoing being collectively called, “Contribution Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with:

(a)                      the breach of any representation or warranty made or deemed made by such Originator (or any employee, officer or agent of such Originator) under or in connection with this Agreement or any of the other Transaction Documents, or any information in writing or report delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;

(b)                      the transfer by such Originator of any interest in any Receivable or Related Right other than the transfer of any Receivable and Related Rights to the Company pursuant to this Agreement and the grant of a security interest to the Company pursuant to this Agreement;

(c)                       the failure by such Originator to comply with the terms of any Transaction Document or with any Applicable Law with respect to any Receivable or the related Contract, or the failure of any Receivable or the related Contract to conform to any such Applicable Law;

(d)                      the lack of an enforceable ownership interest, or a first priority perfected lien, in the Receivables (and all Related Rights) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Lien;

(e)                       the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Receivable or the Related Rights;

(f)                        any suit or claim related to the Receivables originated by such Originator (including any products liability or environmental liability claim arising out of or in connection with the property, products, goods or services that are the subject of any Receivable originated by such Originator);

(g)                       any failure of such Originator to perform any its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Receivable;

(h)                      the commingling of Collections of Receivables at any time with other funds;

(i)                          the failure or delay to provide any Obligor with an invoice or other evidence of amounts owing;

(j)                         any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Receivable or any Related Rights;

(k)                      any claim brought by any Person other than a Contribution Indemnified Party arising from any activity by such Originator or any Affiliate of such Originator in servicing, administering or collecting any Receivable;

(l)                          the failure by such Originator to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;

(m)                  any dispute, claim, offset, setoff or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(n)                      any tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including without limitation Attorney Costs in defending against the same, which are required to be paid by reason of the acceptance or ownership of the Receivables generated by such Originator or any Related Rights connected with any such Receivables;

(o)                      any amounts of Indemnified Taxes and/or other amounts paid or payable by the Company under Section 5.03 of the Receivables Financing Agreement, in each case without duplication;

(p)                      any taxes imposed on the Company’s income, capital, or revenue, or any liability of the Company attributable to Taxes of any Person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, operation of law or otherwise; or

(q)                      any action taken by the Administrative Agent as attorney-in-fact for such Originator pursuant to this Agreement or any other Transaction Document;

provided, that such indemnity shall not be available to any Contribution Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final judgment of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of a Contribution Indemnified Party or (y) constitute recourse with respect to a Receivable by reason of the bankruptcy or insolvency, lack of credit worthiness or other financial inability to pay of the related Obligor.

Notwithstanding anything to the contrary in this Agreement, solely for purposes of such Originator’s indemnification obligations in this Article IX, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

If for any reason the foregoing indemnification is unavailable (other than pursuant to the immediately preceding proviso) to any Contribution Indemnified Party or insufficient to hold it harmless, then the Originators, jointly and severally, shall contribute to the amount paid or payable by such Contribution Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of such Originator and its Affiliates, on the one hand, and such Contribution Indemnified Party, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of such Originator and its Affiliates and such Contribution Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations.  The reimbursement, indemnity and contribution obligations of such Originator under this Section shall be in addition to (but without duplication of) any liability which such Originator may otherwise have, shall extend upon the same terms and conditions to Contribution Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Originator and the Contribution Indemnified Parties.  Any indemnification or contribution under this Section shall survive the termination of this Agreement.

ARTICLE X
MISCELLANEOUS

SECTION 10.1  Amendments, etc.

(a)                      The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company, the Servicer and each Originator, with the prior written consent of the Administrative Agent and the Majority Group Agents.

(b)                      No failure or delay on the part of the Company, the Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Company, the Administrative Agent or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)                       The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2  Notices, etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule V hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent, any Lender or any Group Agent, at their respective address for notices pursuant to the Receivables Financing Agreement.  All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3  No Waiver; Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Without limiting the foregoing, the Servicer and each Originator hereby authorizes the Company, the Administrative Agent, each Lender and each Group Agent (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set-off, against any obligations of the Servicer or such Originator to such Set-off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of such Originator.

SECTION 10.4  Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Company and each Originator and their respective successors and permitted assigns.  No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Company, the Administrative Agent and each Group Agent, except as otherwise herein specifically provided.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.  The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5  Governing Law.  EXCEPT AS DESCRIBED BELOW, THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 10.6  Costs, Expenses and Taxes.  In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone, agrees to pay on demand:

(a)                      to the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the reasonable Attorney Costs for the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) subject to Section 6.1(f), reasonable accountants, auditors and consultants’ fees and expenses for the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;

(b)                      to the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and

(c)                       all stamp, franchise and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Contribution Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.7  SUBMISSION TO JURISDICTION.  (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)                      EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE V.  NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.8  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 10.9  Captions and Cross References; Incorporation by Reference.  The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be.  The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 10.11  Acknowledgment and Agreement.  By execution below, each Originator expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Financing Agreement, and each Originator consents to such assignment.  Each of the parties hereto acknowledges and agrees that the Lenders, the Group Agents and the Administrative Agent are third-party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Financing Agreement, the Administrative Agent, and not the Company, shall have the sole right to exercise all such rights and related remedies.

SECTION 10.12  No Proceeding.  Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Company any Insolvency Proceeding for at least one year and one day following the Final Payout Date.  Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount to such Originator pursuant to this Agreement unless the Company has received funds which may, subject to Section 4.01 of the Receivables Financing Agreement, be used to make such payment.  Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Company by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied.  The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13  Mutual Negotiations.  This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same.  Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 10.14  Severability.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FIRST DATA RECEIVABLES, LLC,
as Company

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer and Senior Vice President

FIRST DATA CORPORATION,
as Servicer

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer and Senior Vice President

Transfer and Contribution Agreement

FIRST DATA RESOURCES, LLC,
as an Originator

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer and Senior Vice President

Transfer and Contribution Agreement

REMITCO LLC,
as an Originator

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer and Senior Vice President

Transfer and Contribution Agreement

TELECHECK SERVICES, INC.,
as an Originator

By:	/s/ Alain Barbet
Name: Alain Barbet
Title: President

Transfer and Contribution Agreement

STAR NETWORKS, INC.,
as an Originator

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer and Senior Vice President

Transfer and Contribution Agreement

STAR PROCESSING, INC.,
as an Originator

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer and Senior Vice President

Transfer and Contribution Agreement

INSTANT CASH SERVICES, LLC,
as an Originator

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer and Senior Vice President

Transfer and Contribution Agreement

TASQ TECHNOLOGY, INC.,
as an Originator

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer and Senior Vice President

Transfer and Contribution Agreement

FIRST DATA GOVERNMENT SOLUTIONS, INC., as an Originator

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer and Senior Vice President

Transfer and Contribution Agreement

FIRST DATA GOVERNMENT SOLUTIONS, LP,
as an Originator

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer and Senior Vice President

Transfer and Contribution Agreement

Schedule I

LIST AND LOCATION OF EACH ORIGINATOR

Originator	Location
First Data Resources, LLC	Delaware
REMITCO LLC	Delaware
TeleCheck Services, Inc.	Delaware
Star Networks, Inc.	Delaware
Star Processing, Inc.	Delaware
Instant Cash Services, LLC	Delaware
TASQ Technology, Inc.	California
First Data Government Solutions, Inc.	Delaware
First Data Government Solutions, LP	Delaware

Transfer and Contribution Agreement

Schedule I-1

Schedule II

LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
First Data Resources, LLC	6902 Pine Street, Omaha, NE 68106
REMITCO LLC	6902 Pine Street, Omaha, NE 68106
TeleCheck Services, Inc.	1307 Walt Whitman Road, Melville, NY 11747
Star Networks, Inc.	6902 Pine Street, Omaha, NE 68106
Star Processing, Inc.	6902 Pine Street, Omaha, NE 68106
Instant Cash Services, LLC	6902 Pine Street, Omaha, NE 68106
TASQ Technology, Inc.	3975 NW 120th Avenue, Corral Springs, FL 33065
First Data Government Solutions, Inc.	1307 Walt Whitman Road, Melville, NY 11747
First Data Government Solutions, LP	1307 Walt Whitman Road, Melville, NY 11747

Transfer and Contribution Agreement

Schedule II-1

Schedule III

TRADE NAMES

Corporate Names:

First Data Resources, LLC

REMITCO LLC

TeleCheck Services, Inc.

Star Networks, Inc.

Star Processing, Inc.

Instant Cash Services, LLC

TASQ Technology, Inc.

First Data Government Solutions, Inc.

First Data Government Solutions, LP

DBAs:

First Data Government Solutions, Inc.

Jurisdiction	DBA Name	Start Date
Florida	GovConnect, Inc.	9/29/2004

First Data Government Solutions, LP

Jurisdiction	DBA Name	Start Date
Colorado	Telepath	8/21/2003
Connecticut	FDGS Limited Partnership	3/7/2007
Kentucky	FDGS, LP	1/28/2008
Maryland	First Data Government Solutions, Limited Partnership	8/9/2004
Michigan	First Data Government Solutions, Limited Partnership	8/13/2004
New Jersey	FD Government Solutions LP	3/28/2006
Virginia	First Data Government Solutions of Virginia, LP	11/24/2004

REMITCO LLC

Jurisdiction	DBA Name	Start Date
California	First Data Remitco	6/1/2008

Star Networks, Inc.

Jurisdiction	DBA Name	Start Date
California	Star EFT, Inc.	9/20/2004
Florida	Star Networks Systems, Inc.	10/2/1998

Transfer and Contribution Agreement

Schedule III-1

TeleCheck Services, Inc.

Jurisdiction	DBA Name	Start Date
Vermont	Check Payment Services	4/12/2000

Schedule III-2

Schedule IV

ACTIONS/SUITS

None.

Transfer and Contribution Agreement

Schedule IV-1

Schedule V

NOTICE ADDRESSES

First Data Corporation

6855 Pacific Street

Omaha, NE 68106

Attention: General Counsel’s Office

First Data Receivables, LLC

5775 DTC Blvd

Greenwood Village, CO 80111

Attention: Treasurer

Transfer and Contribution Agreement

Schedule V-1

Exhibit A

FORM OF CONTRIBUTION REPORT

Originator:	[Name of Originator]

Company:	FIRST DATA RECEIVABLES, LLC

Payment Date:	, 20

1.	Outstanding Balance of Receivables contributed to the Capital of Purchaser [on the Commencement Date][during the preceding calendar month]:

2.	Reductions in the Contribution Amount = $

3.	Net Contribution Amount (2 – 1) = $

Transfer and Contribution Agreement

Exhibit A-1

Exhibit B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of            , 20    (this “Agreement”) is executed by          , a                organized under the laws of            (the “Additional Originator”), with its principal place of business located at           .

BACKGROUND:

A.                                    First Data Receivables, LLC, a Delaware limited liability company (the “Company”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Transfer and Contribution Agreement, dated as of December 31, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Transfer and Contribution Agreement”).

B.                                    The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Transfer and Contribution Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:

SECTION 1.                            Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Transfer and Contribution Agreement or in the Receivables Financing Agreement (as defined in the Transfer and Contribution Agreement).

SECTION 2.                            Transaction Documents.  The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Transfer and Contribution Agreement and each of the other relevant Transaction Documents.  From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Transfer and Contribution Agreement, the Additional Originator shall be an Originator for all purposes of the Transfer and Contribution Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Transfer and Contribution Agreement and the other Transaction Documents.

SECTION 3.                            Representations and Warranties.  The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Transfer and Contribution Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein.  The Additional Originator hereby represents and warrants that its “location” (as defined in the applicable UCC) is

Transfer and Contribution Agreement

Exhibit B-1

[                    ], and the offices where the Additional Originator keeps all of its books and records concerning the Receivables and Related Rights is as follows:

SECTION 4.                            Miscellaneous.  This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof).  This Agreement is executed by the Additional Originator for the benefit of the Company, and its assigns, and each of the foregoing parties may rely hereon.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.  This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.

[Signature Pages Follow]

Exhibit B-2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:
Name:
Title:

Consented to:

FIRST DATA RECEIVABLES, LLC

By:
Name:
Title:

Acknowledged by:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[GROUP AGENTS]

By:
Name:
Title:

FIRST DATA CORPORATION,
as Servicer

By:
Name:
Title:

Exhibit B-3